Exhibit 99d


    NCT: ACME ASSOCIATES, INC. OPTIONS


                  Option
    -----------------------------------
    Exercise       Grant     Expiration       Number of
     Price         Date         Date           Options
     -----         ----         ----           -------


    $0.0700     09/30/02     09/30/07        50,000,000
    $0.0312     07/14/03     07/14/08        25,000,000
    $0.0520     09/11/03     09/11/08         7,500,000
                                           -------------
                                             82,500,000
                                           -------------